Exhibit 99.1

Investor Contact:

Michael Polyviou

Financial Dynamics

212-850-5748

Media Contact:

Lisa Cradit

Financial Dynamics

212-850-5600

APPELLATE COURT AFFIRMS ILLINOIS TRIAL COURT DECISION

Court Affirms Ruling That Sprint Must Cease Owning, Operating and Managing
Nextel Network in iPCS Wireless’s Territory

SCHAUMBURG, Ill. — March 31, 2008 - iPCS, Inc. (Nasdaq: IPCS), a Sprint PCS Affiliate of Sprint Nextel, announced that today the Illinois Appellate Court affirmed the 2006 decision of the Circuit Court of Cook County, Illinois requiring Sprint to cease owning, operating and managing the Nextel wireless network in iPCS Wireless’s territory.

The Appellate Court held that the trial court did not err when (i) it considered extrinsic evidence and found that the management agreement prohibited Sprint from operating in iPCS Wireless’s territory because Sprint violated the terms of the agreement, and (ii) it entered an order for a mandatory injunction and ordered the divestiture of Sprint’s Nextel holdings in iPCS Wireless’s territory.  Accordingly, the Appellate Court affirmed the decision of the Circuit Court.

“We are pleased that the Appellate Court affirmed the decision of the trial court,” remarked Timothy M. Yager, President and CEO of iPCS.  “This is a significant victory for iPCS and we look forward to Sprint’s compliance with the Circuit Court’s 2006 order,” continued Mr. Yager.

iPCS Wireless, an operating subsidiary of iPCS, Inc. manages a territory with approximately 7.8 million licensed pops in portions of Illinois, Michigan, Iowa and eastern Nebraska.

This press release, along with a copy of the Appellate Court’s decision, is being filed with the SEC as part of a Form 8-K. We encourage you to read the Appellate Court’s opinion in its entirety.

About iPCS, Inc.

iPCS, through its operating subsidiaries, is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 81 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL). As of December 31, 2007, iPCS’s licensed territory had a total population of approximately 15.1 million residents, of which its wireless network covered approximately 12.0 million residents, and iPCS had approximately 629,900 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation against Sprint concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s acquisition of all but three Sprint PCS Affiliates of Sprint Nextel; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining three Sprint PCS Affiliates of Sprint Nextel; (5) changes in iPCS’s customer default rates and increases in bad debt expense; (6) changes or advances in technology; (7) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (8) declines in the relationship between roaming revenue iPCS receives from Sprint and roaming expense iPCS pays to Sprint; (9) the impact on iPCS’s business of the recent amendments to iPCS’s affiliation agreements with Sprint PCS; (10) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) iPCS’s dependence on independent third parties for a sizable percentage of its sales; (14) the inability to open the number of new stores and to expand the co-dealer network as planned; and (15) the depth and duration of the economic downturn in the United States.  For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” section of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.